UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2002

Environmental Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-15472	04-2782065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801 (Address of principal executive offices) (603) 431-1780 (Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99. Case Study entitled “Environmental Power Corporation: Changing Manure into Gold?” authored by Ray A. Goldberg and Laure Mougeot Stroock and published by The Harvard Business School .

Item 9. Regulation FD Disclosure

The Case Study attached as Exhibit 99 hereto, which has been published by The Harvard Business School in connection with its educational activities, is furnished pursuant to Regulation FD. It is not filed.

Cautionary Statement

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements. Statements contained in the Case Study furnished as an exhibit regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, financing requirements and uncertainties, difficulties involved in developing and executing on a business plan, technological uncertainties, risks relating to managing and integrating acquired businesses, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power Corporation’s or its Microgy subsidiary’s projects, volatile and unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company’s filings with the Securities and Exchange Commission, including the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors That May Impact Future Results” of Environmental Power’s Quarterly Report on Form 10-Q for the period ended June 30, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The authors of the Case Study and Environmental Power undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION
October 29, 2002	By: R. Jeffrey Macartney Treasurer and Chief Financial Officer (principal accounting officer and authorized officer)